CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC.
                       7900 East Union Avenue, Suite 1100
                             Denver, Colorado 80237
--------------------------------------------------------------------------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be
                             Held on April 17, 1997
--------------------------------------------------------------------------------

                                                                  March 17, 1997

TO THE SHAREHOLDERS OF CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC.:

     The Annual Meeting of Shareholders of Creative Programming and Technology Ventures, Inc., a Colorado corporation, ("CPTV" or the "Company") will be held at Hyatt Regency Hotel - Downtown, 1750 Welton St, Denver, Colorado 80202 on April 17, 1997 at 10:00 a.m. Mountain time, to consider and take action on:

     1. The dissolution and complete liquidation of the Company, and the distribution of the assets of the Company to its shareholders, subject, however, to further direction from the Board of Directors.

     2. The election of five directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified and the classification of the directors into three classes.

     3. A proposal by which certain rights associated with the outstanding Series A Convertible Preferred Stock of the Company (the "Series A Stock") will be extended until November 30, 2001, and in exchange therefor, the holders of the Series A Stock will surrender their right to receive dividends on a share-for-share basis with the common stock.

     4. Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

     The discussion of the proposals set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement.

     Only holders of record of Common Stock and Series A Convertible Preferred Stock at the close of business on February 21, 1997, will be entitled to notice of and to vote at this Annual Meeting, or any postponements or adjournments thereof.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

     Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement.



                                           By Order of the Board of Directors:
                                           Gary R. Vickers, President


     PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             YOUR VOTE IS IMPORTANT

                       CREATIVE PROGRAMMING AND TECHNOLOGY
                                 VENTURES, INC.
                       7900 East Union Avenue, Suite 1100
                             Denver, Colorado 80237

     PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON April 17, 1997 March 17, 1997 This Proxy Statement is being furnished to shareholders of Creative Programming and Technology Ventures, Inc. ("CPTV" or the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors for use at the Annual Meeting of shareholders of the Company (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held at 10:00 a.m. Mountain Time, at Hyatt Regency Hotel
- Downtown, 1750 Welston Street, Denver, Colorado 80202, on April 17, 1997. This Proxy Statement will be first mailed to the shareholders on or about March 17, 1997.

                                VOTING SECURITIES

     Holders of record of the Company's common stock (the "Common Stock") and the Company's Series A Convertible Preferred Stock (the "Series A Stock"), at the close of business on February 21, 1997 (the "Record Date") will be entitled to vote on all matters. On the Record Date, the Company had 3,131,379 shares of Common Stock outstanding and 1,000,000 shares of Series A Stock outstanding. The holders of shares of Common Stock and Series A Stock are entitled to one vote per share. The Company's only classes of voting securities are the Common Stock and Series A Stock. A majority of the issued and outstanding shares of the Common Stock and Series A Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the meeting.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders. Any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof will not be counted as voting on a particular matter.

     A shareholder who gives his proxy pursuant to this solicitation may revoke it at any time before it is voted either by giving notice of the revocation thereof to the Secretary of the Company, by filing another proxy with the Secretary or by attending the Annual Meeting and voting in person. All properly executed and unrevoked proxies delivered pursuant to this solicitation, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon. As noted below, Mr. Vickers holds certain irrevocable proxies which were not delivered pursuant to this solicitation, which shares he may vote in his discretion.

     The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock and Preferred Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information with respect to ownership of CPTV's securities by the CPTV's executive officers, directors, and persons or entities who are known by CPTV to own beneficially more than 5% of the outstanding shares of the Common Stock and Series A Stock:

Name and address                       Number of Shares              Percentage
                                                                         of
of Beneficial Owner              Common        Preferred  (c)           Vote
-------------------              -----------------------             ----------

Kim Magness (a)                  267,200          255,500                15.4
Gary D. Magness (b)              283,750          255,500                15.9
4643 South Ulster
Suite 1520
Englewood, CO 80237

Gary R. Vickers (f)              529,400          489,000                28.1
7900 East Union Avenue
Suite 1100
Denver, CO 80237

A. Richard Berman              33,750(d)              -0-                 1.0
46 A Bulkley Avenue
Sausalito, CA 94965

William B. Gladstone (e)       75,250(d)              -0-                 2.3
2191 San Elijo Avenue
Cardiff-by-the-Sea, CA 92007

Craig K. Tanner                 33,750(d)              -0-                1.0
1880 Campus Common Drive
Reston, VA 22091

All Directors and              955,900             744,500               43.8
Executive Officers
as a Group (5 persons)

----------
 * Less than 1%.


(a) Includes 3,700 shares of Common Stock held in the name of Kim Magness' wife.

(b) Includes shares of Common Stock held in the names of Gary D. Magness' wife (12,000 shares) and minor child (5,000 shares). Also includes 11,250 shares underlying options exercisable from November 1, 1996 through January 16, 2001, at $1.00 per share.

(c) The shares of Series A Stock are entitled to convert to Common Stock on a share-for-share basis upon the holder paying a conversion premium of $5.40 per share. Any unconverted share of Series A Stock will be canceled on November 15, 1997. Pending conversion, the shares of Series A Stock have the right to vote on a share-for-share basis with the Common Stock. Proposal 3, if adopted, will result in our extension of the Series A Stock until November 30, 2001.

(d) Consists of options to acquire 22,500 shares at $4.00 per share exercisable through October 1, 1998. Also includes 11,250 shares underlying options exercisable from November 1, 1996 through January 16, 2001, at $1.00 per share.

(e)  Includes 7,500 shares held in the name of Mr. Gladstone's wife.

(f) The table reflects Mr. Vickers' direct ownership of (i) 529,000 shares of common stock; (ii) 489,000 shares of Series A Stock which is entitled to vote on a share- for-share basis with the Company's Common Stock and (iii) irrevocable proxies to vote 1,050,700 shares from Gary D. Magness and members of his family (as to 272,500 shares of common stock and 255,500 shares of Series A Stock) and Kim Magness and members of his family (as to 267,200 shares of common stock and 255,500 shares of Series A Stock. As a result of the foregoing, Mr. Vickers has the right to cast votes representing approximately 50% of the outstanding shares. Mr. Vickers intends to cast votes for the election of the directors described in Proposal 2. Mr. Vickers has not determined how he will cast his vote and the votes with respect to the shares as to which he holds irrevocable proxies as to the classified board of directors included as a part of Proposal 2, or as to Proposals 1 or 3.

                                  PROPOSAL 1 -
                 APPROVAL OF PLAN OF DISSOLUTION AND LIQUIDATION

     Since the completion of the GT Transaction (described in greater detail below), the Company has received a number of proposals for business combinations which would result in CPTV becoming involved in new business enterprises in industries which are not related to CPTV's original goals as described in CPTV's November 1993 prospectus. Additionally, management has received a number of shareholder inquiries regarding the distribution of some or all of the proceeds received by CPTV as a result of the completion of the GT Transaction, as well as numerous shareholder complaints that the market price for CPTV common stock as quoted by NASDAQ does not even reflect a reasonable trading range based on the net cash reflected on CPTV's financial statements. Since CPTV's going-forward operations may entail a business plan which is materially different than its original course, the CPTV Board of Directors has determined to seek guidance and solicit a vote from those shareholders who choose to vote in person or by proxy as to whether to liquidate the Company and distribute the net cash proceeds from the GT Transaction to the shareholders in liquidation, or to continue CPTV as a going concern and look to take advantage of business opportunities.

     Although the Board of Directors of the Company has adopted a proposal to present the Plan of Dissolution and Liquidation to the shareholders of the Company, the Board, itself, has not made any recommendation to the shareholders regarding whether dissolution is the appropriate course to follow. Many of the Board members are also shareholders, and they have each advised the Company that they have not determined how they intend to vote their shares on this proposal when it is presented to the shareholders for approval. The Board expects to have further discussions on this matter prior to the Annual Meeting, and will review additional business proposals that may warrant their attention. Even after approval by the shareholders of Proposal No. 1 (if approved), the management may continue reviewing business proposals and may, in its discretion if determined to be in the best interests of CPTV and its shareholders, abandon the plan of liquidation.

     If Proposal 1 (Liquidation) is approved by CPTV's shareholders, and subject to further direction from the Board of Directors, management of CPTV expects to wind up and complete the liquidation process in two phases. The first phase will entail an immediate distribution of a large portion of CPTV's unrestricted assets amounting to approximately $1.26 per share. A second distribution will encompass the remaining assets of the Company after the expiration of any contingent liabilities. The representations and warranties given by CPTV in the GT Transaction expire in September 1998. It is possible that the completion of the liquidation may take a longer period of time depending on a number of factors, such as the resolution of any contingent liabilities remaining at that date. CPTV is also considering some proposals which would allow earlier release of these funds,but these are in early stages of negotiations and there can be no assurance that CPTV will be able to do so. CPTV will file its articles of dissolution by August 31, 1997, unless the Board of Directors exercises its discretion to cancel the dissolution.

After filing the articles of dissolution, the Board of Directors, in its discretion, can revoke the dissolution for up to an additional 120 days, without shareholder approval.

     If Proposal 1 is not approved, CPTV will continue in existence, and management and the Board of Directors will continue to review alternatives for its future business.

     Irrespective of whether Proposal 1 is approved by CPTV's shareholders, the Board of Directors and management will continue to review business plans and proposals for business combinations which may be advantageous to CPTV. If management identifies an advantageous business combination for CPTV, it may determine to pursue the business combination further, notwithstanding a shareholder vote approving the Plan. During the period until the articles of dissolution are filed, the Board may cancel dissolution simply by not directing management to file the articles. For 120 days following the filing of the articles of dissolution, the Board can revoke the dissolution by filing articles of revocation of dissolution with the Colorado Secretary of State. In neither case will shareholder approval be required.

     It is likely that any business which CPTV may acquire or invest in will be in an industry substantially different from the entertainment and video game industry in which CPTV had been participating until the completion of the GT Transaction. In addition, these businesses are likely to be very speculative and therefore not appropriate for risk- adverse investors. While management will review proposals with an intention of identifying the businesses most likely to succeed and then to negotiate terms favorable to CPTV, there can be no assurance that any business in which CPTV may invest or which CPTV may acquire will in fact succeed.

Results of Dissolution
----------------------

     Were CPTV to dissolve (which, as described above, is not assured even if the shareholders approve Proposal No. 1), CPTV is required to pay its liabilities in full and to provide for its contingent liabilities; thereafter it will distribute the balance of its assets to its shareholders. At this time, CPTV's assets consist of restricted and unrestricted cash derived from the net proceeds of the GT Transaction. Its contingent liabilities include possible liabilities under the agreements by which the GT Transaction was completed as well as continuing operating and contractual liabilities and expenses during the winding-up period. The following information is based on the Company's unaudited financial statements as of November 30, 1996:

================================================================================
                                           Unrestricted           Restricted
--------------------------------------------------------------------------------
Total Assets                          (a)   $5,975,530             $ 700,000
--------------------------------------------------------------------------------
Total Liabilities                              205,152
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Potential contingent liabilities            1,800,000                700,000
and estimated costs of future
operation and liquidation             (b)
--------------------------------------------------------------------------------
Preference to Series A Stock                   10,000                      0
(c)
--------------------------------------------------------------------------------
Net Available for Distribution              3,960,378                      0
to Common Stock at initial
distribution                          (d)
--------------------------------------------------------------------------------
Amount Per Share of                              1.26                      0
Common Stock (3,140,079
shares outstanding)
--------------------------------------------------------------------------------
Amount Available for                  (e)        0.64              included in
supplemental distribution                                          cell to the
(September 1998)                                                   left
================================================================================

(a) Restricted Assets consists of $700,000 in cash being held by in escrow, to satisfy potential claims for breach of representations and warranties which may be made pursuant to the Stock Purchase Agreement by which CPTV completed the GT Transaction (the "GT Stock Purchase Agreement"). No claims have been made against these funds to date, and CPTV has no basis for believing that any such claims will be made in the future. This does not include any earnings on the funds held in the escrow account or on unrestricted funds being held by the Company. Earnings will increase the amount available for distribution.

(b) The GT Stock Purchase Agreement provides that the maximum exposure to CPTV for breaches of representations and warranties is $2,000,000, including the $700,000 described as a Restricted Asset and in note (a), above.

     This includes the estimated costs of this proxy solicitation and holding the Annual Meeting, as well as estimated costs to maintain corporate operations and employment relationships and the Company's status as an issuer filing reports under the Securities Exchange Act of 1934 through the winding up period (expected to end shortly after the escrow pursuant to the GT Stock Purchase Agreement is terminated on September 13, 1998).

(c) It is expected that the holders of the Series A Stock will waive any dividend rights. See proposal 3 herein.

(d) The initial distribution is expected to be completed not later than 130 days after the date the articles of dissolution are filed. This allows time for the filing of the articles of dissolution and for the Board of Directors to revoke dissolution should they so desire. A partial or complete dissolution in liquidation may be made earlier than 130 days, in the discretion of the Board.

(e) The supplemental distribution is based on the assumption that no payments are made from the escrow to GT to satisfy valid claims for breaches of representations and warranties contained in the Stock Purchase Agreement.

Plan of Dissolution and Liquidation
-----------------------------------

     The Plan provides for the dissolution of the Company pursuant to the provisions of the Colorado Business Corporation Act. Following shareholder approval, the Company is authorized to file Articles of Dissolution with the Colorado Secretary of State. Even following shareholder approval, the Board of Directors may abandon the dissolution of the Company if the Board determines it to be in the best interests of the Company to do so. This abandonment may occur before the Articles are filed with the Colorado Secretary of State, or within 120 days thereafter. The abandonment of the Plan of Dissolution, or the revocation of the dissolution after the Articles of Dissolution are filed, can be accomplished by the Board of Directors without approval or even consideration by the shareholders.

     Following the filing of the Articles of Dissolution, the dissolution is effective and the Company will cease business operations. The Company's corporate existence will continue thereafter, but solely for the purpose of liquidating its assets, winding up its business affairs, paying its liabilities and distributing its remaining assets under the Plan.

     The Plan contemplates that upon its effectiveness, payment of or provision for payment of any accrued and direct and contingent liabilities and claims of the Company will be made out of the Company's assets. As described above, the Company anticipates retaining approximately $2,500,000 for the satisfaction of contingent liabilities and for payment of anticipated operating expenses following the dissolution. Thereafter, any assets remaining will be distributed to stockholders as promptly as possible.

     If the Plan is approved by the stockholders, the stock transfer books of the Company will be closed as of the close of business on a date fixed by the Board of Directors for the distribution of assets. Thereafter, no assignments or transfers of Common Stock (except for those occurring by will, intestate succession or operation of law) will be recorded.

     Following the dissolution of the Company, CPTV will from time to time make cash distributions to its shareholders of record on specified dates, which dates will be established by the Board of Directors in accordance with applicable law. Shareholders will not be required to surrender any certificates for the shares they may be holding in order to receive any distributions.

     THE TEXT OF THE PLAN IS CONTAINED IN EXHIBIT A. THE BRIEF DESCRIPTION OF THE PLAN IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN.

Possibility of 1934 Act De-Registration
---------------------------------------

     Following shareholder adoption of the Plan of Dissolution and the filing of the articles of dissolution, CPTV will consider the advisability of de-registering its common stock. Currently CPTV common stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Among other things, 1934 Act registration allows CPTV Common Stock to be quoted on the NASDAQ SmallCap Market. 1934 Act registration also imposes time-consuming and expensive reporting obligations on CPTV, including the requirement that it obtain an annual audit and that it prepare and file annual and quarterly reports with the Securities and Exchange Commission.

     CPTV may not continue to qualify for quotation on the NASDAQ SmallCap Market after it makes a significant distribution to shareholders. Under the Colorado Business Corporation Act, CPTV is prohibited from carrying on any business "except as is appropriate to wind up and liquidate its business and affairs." Consequently, there will be little need for CPTV to file the 1934 Act reports or to attempt to maintain a market for its shares. Thus whether CPTV elects to de-register under the 1934 Act, it is doubtful that there will continue to be an active market for its Common Stock.

     CPTV has not made any decision whether to seek to de-register its Common Stock under the 1934 Act after the articles of dissolution are filed. If the dissolution is approved, and assuming the articles of dissolution are filed, the Board of Directors will consider the advantages and disadvantages of doing so. If dissolution occurs and a large initial distribution were to take place, it is unlikely that there will be any active market for CPTV Common Stock, and de-registration, if it occurs, would not likely have an adverse impact the shareholders. CPTV would still make unaudited financial information available to the shareholders on a regular basis, but following the de-registration will no longer have its financial statements audited or prepare and file periodic reports with the Securities and Exchange Commission.

Federal Income Tax Consequences of Dissolution
----------------------------------------------

     Under the Federal Internal Revenue Code of 1986, as amended (the "Code"), amounts distributed to shareholders following CPTV's adoption of the plan of liquidation will be treated as payment in exchange for stock. Shareholders will be required to recognize gain or loss as a result of the distributions. Gain or loss will be computed by each shareholder on a share-by-share basis by comparing the amount of the distribution with the shareholder's cost basis or other basis in the shareholder's CPTV Common Stock. If the amount of the distributions to a stockholder exceeds the stockholder's basis in his shares, the stockholder generally will realize and recognize a gain. Alternatively, if the total amount of the distributions to a particular stockholder are less than the shareholder's tax basis in his or her shares, the shareholder will realize and recognize a loss. This gain or loss will be a capital gain or loss, assuming that the Common Stock is held as a capital asset by the shareholder. Shareholders will not recognize any gain to the extent the distributions reflect a recovery of their basis.

     Since the CPTV liquidation will most likely extend at least through September 1998, shareholders will likely receive a minimum of two distributions in at least two different calendar years. Shareholders must apply the first distribution against their basis in their CPTV Common stock and gain will be recognized to the extent the amount received exceeds the shareholder's basis. (The first distribution will be approximately $1.26; see chart on page 6, above). If there are only two distributions (as is currently contemplated), shareholders with a basis greater than the amount received in the first distribution will not be able to determine whether there is any loss until all distributions have been received.

     The tax impact of the proposed liquidation will be different for each shareholder, and will depend on a number of different factors, including each shareholder's basis in the CPTV, the period of time each shareholder has held the CPTV stock, and each shareholder's income tax bracket. The impact of the proposed liquidation will also vary based on whether the Congress adopts a capital gains tax rate adjustment in the current Congress as has been proposed. If a capital gains tax rate reduction is approved and becomes law, shareholders who may recognize gain on the liquidation distributions will be required to pay a lesser amount of tax than would be required under the current law.

     State tax requirements will also vary state-by-state. The Code and the regulations interpreting the Codes are frequently being amended and revised. The foregoing discussion does not take into account any proposed changes to either the Code of the regulations. Each shareholder is advised to consult with his or her own tax and financial advisors to determine the impact of the proposed liquidation in light of such shareholder's personal tax situation.

Vote Required and Recommendation
--------------------------------

     Approval  of the  proposal  for the  Company  to effect a  dissolution  and liquidation  of  CPTV  requires  the  affirmative  vote  of a  majority  of  the
outstanding   shares  of  the  Company's   Common  Stock.  Due  to  the  special
circumstances described above, and as permitted by the Colorado Business Corporation Act, the Board of Directors of the Company makes no recommendation with respect to a shareholder's vote on this Proposal. The enclosed proxy will be voted in accordance with any specification on the proxy to vote "FOR," "AGAINST", or to "ABSTAIN." Any proxy without a specification marked on the proxy will abstain from voting on the Proposal. As noted above, Neither Mr. Vickers (holder of shares and proxies to vote shares representing almost 50% of the total number outstanding) nor any of the other directors has determined how he intends to cast his votes as a shareholder with respect to Proposal 1.

                                  PROPOSAL 2 -
                   ELECTION OF DIRECTORS AND PROPOSAL TO ADOPT
                         A CLASSIFIED BOARD OF DIRECTORS

     The following persons are nominated as directors of the Company for a term of one year and until the election and qualification of their successors: Gary
R. Vickers, Gary D. Magness, A. Richard Berman, William B. Gladstone,  and Craig
K. Tanner. If the shareholders approve a staggered board of directors, Messrs. Vickers and Magness will be elected to a three year, expiring at the annual meeting to be held in 2000, Messrs. Berman and Gladstone will be elected to a two year term, expiring at the annual meeting to be held in 1999, and Mr. Tanner will be elected to a one year term, expiring at the annual meeting to be held in 1998. Currently, there are two vacancies on the Board of Directors and the Board has delegated authority to Mr. Vickers, as President and Chairman, to fill the vacancies. To date, Mr. Vickers has not moved to fill these vacancies on the Board.

     These directors will constitute the entire Board of Directors. The person named in the proxy intends to vote for Messrs. Vickers, Magness, Berman, Gladstone, and Tanner, each of whom has been recommended for election by the Board of Directors of the Company unless a shareholder withholds authority to vote for any or all of the nominees. The five nominees receiving the greatest number of affirmative votes will be elected as directors. If any nominee is unable to serve or, for good cause, will not serve, the person named in the proxy reserves the right to substitute another person of his choice as nominee in his place. Each of the nominees has agreed to serve, if elected. The following table sets forth the names and ages of the nominees and the executive offices held by each such person. The Company has no other officers. These officers serve at the pleasure of the Board of Directors.

Identification of Directors and Executive Officers
--------------------------------------------------

     The following table sets forth the names and positions of the directors, executive officers and key employees of the Company:

                                                                Term of Office
Name                       Age     Position                    as Director Since
----                       ---     --------                    -----------------

Gary R. Vickers            37    President, Treasurer               July 1993
                                 and Chairman of the
                                 Board of Directors,

Gary D. Magness            42    Director                           July 1993

A. Richard Berman          52    Director                      September 1993

William B. Gladstone       46    Director*                       October 1993

Craig K. Tanner            43    Director*                       January 1994

---------------
* Messrs. Gladstone and Tanner are members of the Company's Audit/Systems Committee and Compensation Committee. Mr. Berman is also a member of the compensation committee.

     The directors of the Company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Directors are nominated for election by the Board; any shareholder may nominate directors for election at a meeting called for that purpose provided the shareholder complies with certain advance notification procedural requirements including (without limitation) the requirement that not less than 60 days before the record date for the meeting at which such nomination is proposed to be made, the shareholder proposing to make a nomination submits to the Corporate President certain information regarding the proposed nominee. Officers of the Company are elected annually by the Board of Directors and hold office until their successors are elected and qualified.

     A. Richard Berman is the brother-in-law of Gary R. Vickers. There are no other family relationships among the directors or officers of the Company.

Meetings of the Board and Committees
------------------------------------

     The Board of Directors held 20 formal meetings during the fiscal year ended August 31, 1996, and an additional five meetings after the end of the fiscal year through November 1996 to facilitate the completion of the GT Transaction. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company. Each director attended at least 75% of the meetings either in person or by telephone except Gary Magness.

     The Company's Audit/Systems Committee acts as the liaison between the Company and its independent public accountants. Its members consist of Messrs. Gladstone and Tanner. The Audit/Systems Committee held one meeting during the fiscal year ended August 31, 1996, and met and consulted several times with each other and the Company's auditors by telephone. The Audit/Systems Committee is responsible for reviewing and approving the scope of the annual audit undertaken by the Company's independent accountants and meeting with the accountants to review the progress and results of their work, as well as any recommendations the accountants may offer. The Audit/Systems Committee also reviews the fees of the independent accountants and makes recommendations to the Board of Directors as to the appointment of the accountants. In connection with the Company's internal accounting controls, the Audit/Systems Committee reviews the internal controls and reporting systems in place at the Company, reviews their accuracy and adequacy with management and with the Company's independent accountants.

     The Company's Compensation Committee consists of Messrs. Gladstone, Berman, and Tanner. The Compensation Committee held two meetings during the fiscal year. The Compensation Committee reviews salaries, bonuses, and other forms of compensation for officers and key employees of the Company and its subsidiaries, and establishes salaries, benefits, and other forms of compensation for new employees. Included in the Compensation Committee's responsibility is issuance of stock bonuses and stock options under the Company's two plans. In addition, the Compensation Committee reviews other matters concerning compensation and personnel as the Board of Directors may request. The Compensation Committee attempts to design the Company's compensation to enable the Company to attract, retain, and reward highly qualified executives, while maintaining a strong and direct link between executive pay, the Company's annual financial performance, and stockholder return. The Committee believes that officers and certain other key employees should have a significant stake in the Company's stock price performance under programs which link executive compensation to annual stockholder return.

Information Regarding the Directors
-----------------------------------

     Gary R. Vickers has been the President and Chairman of the Board of Directors of the Company since its formation in July 1993. In September 1994, he became President and a director of OddWorld Inhabitants and served as president through the completion of the GT Transaction described above. In April, 1994 he became a Director and in November 1995 President, of the Company's Alexandria, Inc. subsidiary. Between 1991 and 1992 Mr. Vickers was employed by S.G.I. Corp., and held responsibilities for that firm's marketing and strategic planning for its entree into on-line software and high-end graphics software development for a proprietary line of high performance computer hardware. S.G.I. Corp. worked to produce and market a software product for on-line digital communications directed at home delivery of information services accessible via personal computers. Prior to his employment with S.G.I. Corp., Mr. Vickers has been involved in numerous private and public ventures, inclusive of real estate development, investment banking (where he served as a national Vice President for Dean Witter Reynolds) and other investment activities.

     Gary D. Magness has been a Director of the Company since July 1993. Since 1976, Mr. Gary D. Magness has helped to manage family business interests. Since 1977 he has served as president of Magness Land and Cattle and of Limousine Cattle and Arabian Corp. Both entities are primarily engaged in specialized ranching and Arabian horse breeding. Since 1987, Mr. Magness has also served as Vice President of IPC Corporation, a privately-held company that holds numerous patents on plastic extrusion processes and compounds with potential application in various industrial markets. Mr. Magness took courses in Business and Agricultural Business at Western State College, Gunnison, Colorado.

     William B. Gladstone has been a Director of the Company since October 1993 and has served as a consultant to the Company from time to time. See details, below, in "Conflicts of Interest." Mr. Gladstone is the founder and president of Waterside Productions, Inc., a literary agency and book packager located near San Diego, California, specializing in books about computers, technology and multimedia. Mr. Gladstone founded Waterside in 1982 and since then has been devoting substantially his full time to that business. With Waterside, Mr. Gladstone has developed an expertise in the "how-to" market and has negotiated a large number of contracts between his clients and publishers for whom his clients have created books, videos, computer software, and CD-ROM products. Among the books he has assisted are DOS for Dummies (IDG Press) and The Secrets of the Game (Prima Publishing). Mr. Gladstone has also been editor-in-chief of Arco Publishing (1978-1980), a book company that specialized in test preparation and how-to books, and from 1980 to 1981 was senior editor for trade books and founding editor for "Books for Professionals" for Harcourt Brace Jovanovich Publishing, Inc. Mr. Gladstone received a bachelor's degree from Yale University in 1972 and a master's degree from Harvard University in 1976. He is not the director of any other public company.

     Craig K. Tanner assumed a senior management position with Tele-TV, Inc. as Vice President of Technology in October 1995. From 1989 until 1995 he was Vice President, Advanced Television Projects for Cable Television Laboratories, Inc. a non-profit corporation conducting research and development activities for the cable television industry. From March 1988 to May 1989, Mr. Tanner was Vice President, Planning for the Engineering and Development Department of CBS Inc. Prior to 1988, Mr. Tanner held various positions with CBS, Inc. and with Sony Communications Products Company (including Business and Product Manager for Sony's high definition systems video products). Mr. Tanner received bachelor's degrees in Electrical Engineering and Communications from the University of Delaware in 1975, and a master's degree in Business Administration-Finance from Fairleigh Dickenson University in 1981. He is not the director of any other public company.

     A. Richard Berman has been a Director of the Company since September, 1993. Mr. Berman received a bachelor of Science degree in Finance from the University of Southern California, in 1964, and a Juris Doctor degree from the University of Denver , School of Law, in 1967. Mr. Berman maintained his own law practice for a period of 20 years in the Denver area, engaged primarily in the practice of general business law. During that time, and thereafter, he was involved in numerous and varied business enterprises, acting as an attorney, real estate broker, or a principal. Mr. Berman now pursues personal investment opportunities.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, and officers and persons who own more than ten percent of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, officers and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed.

     Based solely on its review of the copies of the reports it received from persons required to file, the Company believes that during the 1996 fiscal year and subsequently, all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with except the following instances: in 1996, Gary D. Magness filed a Form 5 reporting four transactions that occurred in January, October, and December 1994; and in 1996, Kim Magness filed a Form 3, and also filed a Form 5 reporting transactions that occurred in April 1994. The Company is not aware of any other any other changes in ownership by persons whose transactions are subject to reporting under section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information regarding compensation earned by the Company's chief executive officer, being the only executive officer of the Company included in the table.


==================================================================================================================================

                                                                                                                    All Other
                                                Annual Compensation               Long Term Compensation          Compensation
                                    ---------------------------------------------------------------------------
                                                                               Awards            Payouts
Name and Position           Year      Salary        Bonus      Other
                                                                      -----------------------------------------
                                                                       Restricted    Options        LTIP
                                                                         Awards       & SAR's      Payouts
----------------------------------------------------------------------------------------------------------------------------------
     Gary R. Vickers        1996      186,000        -0-       -0-         -0-          -0-           -0-            -0-
      President and         1995      186,000        -0-       -0-         -0-          -0-           -0-            -0-
     Chief Executive        1994      186,000        -0-       -0-         -0-          -0-           -0-           5,412
         Officer
==================================================================================================================================

     The Company has no plans which result in the payment or accrual for payment of any amounts to any executive officer in connection with his resignation, retirement, or other termination, or change of control or change in the executive officer's responsibilities except to the extent certain events have or will, at Mr. Vickers' election, require a payment of the remaining amount due under Mr. Vickers' employment contract. See "Compensation of Directors -- Other Arrangements," below.

     The Company has not adopted a medical insurance, life insurance, or other benefit plan for its employees. The Company has hired an independent consultant to review executive and directors' incentive compensation. The Company currently has no stock ownership or other profit-sharing or pension plans, but may adopt such plans in the future. The Company has no retirement plans and, therefore, has made no contributions to any such plan on behalf of the named officers. Alexandria had adopted a 401(k) plan, but this plan was terminated in 1996.

Option/SAR Grants
-----------------

     During the year ending August 31, 1996, no options or stock appreciation rights were granted to the executive officer named in the Summary Compensation.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.
---------------------------------------------------------------------------

     No executive officer or director exercised any options or stock appreciation rights during the 1996 fiscal year. The following table sets forth the fiscal year-end value of the options held by the Company's executive officers and other significant shareholders:


Name                   Shares         Value                                    Value of
                      Acquired      Realized       Series A Stock        Unexercised In-the-
                    on Exercise        ($)          Unexercised at          Money Series A
                        (#)                            8/31/96            Stock at 8/31/96*
                                                    Exercisable/             Exercisable/
                                                    Unexercisable           Unexercisable
---------------------------------------------------------------------------------------------------

Gary R.                 -0-            -0-             489,000                   -0-
Vickers
---------------------------------------------------------------------------------------------------
                                                           -0-                   -0-


* Based on the average of the bid and asked prices on November 20, 1996, of $0.938 per share. It should be noted that, for the purpose of this table, the Series A Stock, which is convertible into Common Stock at $5.40 per share, is being treated as options to purchase Common Stock.

Long Term Incentive Plan -- Awards in Last Fiscal Year
------------------------------------------------------

     The Company has not adopted any such plans and, consequently, has made no such awards.

Defined Benefit or Actuarial Plan Disclosure
--------------------------------------------

     Not applicable since the Company has no defined benefit or actuarial plans.

Compensation of Directors
-------------------------

     Standard Arrangements. Members of the CPTV Board of Directors who are not also employees of the Company were paid a retainer of $2,000 per fiscal quarter through fiscal 1995. During fiscal 1996, the Board members who are not also employees of the Company continued to receive a retainer of $2,000 per fiscal quarter, and also received $1,000 per Board meeting attended.

     In addition, the Company will reimburse on an accountable basis all of its officers, directors, and employees for expenses incurred on behalf of the Company.

     Other Arrangements. CPTV has granted members of the Board of Directors who are not employees of the Company (including Messrs. Berman, Tanner, Gary D. Magness, and Gladstone) options to acquire 22,500 shares of Common Stock each at $4.00 per share. These options expire October 1, 1998. CPTV has also granted members of the Board of Directors who are not employees of the Company (including Messrs. Berman, Tanner, Gladstone, and Gary D. Magness) options to acquire an additional 22,500 shares of Common Stock each at $1.00 per share. One-half of the options granted to directors (11,250 each director) vested and became exercisable on November 1, 1996, and the remaining one-half will vest and become exercisable on November 1, 1997. The options will vest if the holder continues to be a director at the vesting date. These options expire January 16, 2001. The vesting of both sets of options is accelerated in the event of certain events, such as a change of control or liquidation.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements
--------------------------------------------------------------------------------

     Except for Mr. Gary R. Vickers, the Company has no plans which result in the payment or accrual for payment of any amounts to any executive officer in connection with his resignation, retirement, or other termination, or change of control or change in the executive officer's responsibilities.

     The Company has entered into an employment agreement with Mr. Vickers. This employment agreement requires Mr. Vickers to devote a substantial portion of his services to the Company through November 16, 1998 for a salary at the rate of $186,000 per year payable on a semi-monthly basis. This salary is payable to Mr. Vickers in the event of termination of his contract as the result of a change of control of the Company or other events. This contract contains certain non-compete covenants as well. On November 1, 1995, Mr. Vickers voluntarily deferred approximately 33% of his base compensation, which is approximately $5,000 per month, or approximately $60,000 per annum. This deferred amount was paid to Mr. Vickers in August 1996. As a result of the completion of the GT Transaction (described in more detail below), an event entitling Mr. Vickers to terminate the employment agreement has taken place, and Mr. Vickers can terminate his contract at any time and receive the balance of his contract compensation upon such termination.

     Except as described above with respect to Mr. Vickers' employment contract, the Company has no compensation plan or arrangement with respect to any executive officer which plan or arrangement results or will result from the resignation, retirement or any other termination of such individual's employment with the Company. The Company has no plan or arrangement with respect to any such persons which will result from a change in control of the Company or a change in the individual's responsibilities following a change in control.

Report on Repricing of Options/SARs
-----------------------------------

     No options or SARs were repriced during the fiscal year ended August 31, 1996.

     PROPOSAL  TO  AMEND  THE  ARTICLES  OF   INCORPORATION  TO  PROVIDE  FOR  A
"CLASSIFIED BOARD"

     The Company's Board of Directors has approved and recommends that the shareholders approve the following amendment to the Company's Articles of Incorporation, as amended (the "Articles"). If the amendment set forth in this proposal is approved by the shareholders, the Company will incorporate such into Amended and Restated Articles of Incorporation of the Company to be filed with the Colorado Secretary of State. The amendment provides for a classified board of directors.

     The  text  of  the  proposed   amendment  to  the  Company's   articles  of
incorporation is attached hereto as Exhibit "B-1," and a discussion of the purposes and effects of the amendment are attached as Exhibit "B-2."

     Votes Required and Recommended
     ------------------------------

     Approval of the proposal for the Company to amend the articles to effect a director classification requires the affirmative vote of majority of the outstanding shares of the Company's Common Stock. The Board of Directors of the Company recommends that the shareholders vote FOR the proposal of the Company to amend the Articles to effect the directors classification. Unless otherwise specified, the enclosed proxy will be voted "FOR" the approval of the amendment. Neither Mr. Vickers (holder of shares and proxies to vote shares representing almost 50% of the total number outstanding) nor any of the other directors have determined how they intend to cast their votes as shareholders with respect to the Proposal to classify the Board of Directors.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In Connection with the GT Transaction
-------------------------------------

     During fiscal 1996, CPTV reported that its available capital was insufficient to continue to wholly finance the operations of its partially-owned subsidiary, Off World Entertainment, Inc., d/b/a OddWorld Inhabitants ("OddWorld") and to continue to meet its own obligatons. In May 1996, CPTV and the other principals of OddWorld commenced negotiations for financing and a possible acquisition of OddWorld by GT Interactive Software Corp. ("GT"), a New York Stock Exchange listed developer and publisher of interactive consumer entertainment. These negotiations eventually resulted in letters of intent with GT in early July 1996. Thereafter, CPTV and certain of its principal shareholders provided bridge financing for OddWorld's operations based on the prospect of completing the final agreements with GT.

     As a means of financing OddWorld and providing CPTV with collateral for amounts previously advanced, CPTV entered into the Loan and Security Agreement on July 12, 1996. To obtain the necessary funds to meet its commitments under the Loan and Security Agreement, CPTV borrowed $500,000 from three shareholders:
Gary R. Vickers (also president and a director of CPTV, $100,000), Gary D. Magness (also a director, $200,000), and Kim Magness ($200,000). A condition of these advances was that CPTV would pass through to Messrs. Vickers, Magness and Magness all interest and conversion rights to OddWorld common stock which were bargained for and included in the Loan and Security Agreement.

     Once the due diligence period expired, GT's agreement to proceed with the transactions required GT to begin funding OddWorld's operation up to $625,000, and, in its discretion, GT was allowed to make further advances up to an aggregate of $825,000, pending CPTV shareholder approval. GT conditioned its agreement to provide this working capital financing on the assurance of repayment of up to $625,000 by CPTV and an agreement from Messrs. Kim and Gary
D. Magness to act as surety for CPTV's repayment obligation if CPTV did not timely obtain shareholder approval of the GT Transaction. Messrs. Magness agreed to provide this assurance of repayment in the form of a surety agreement, conditional on them obtaining CPTV's commitment to include any amounts paid by them on this surety as indebtedness of CPTV and OddWorld, convertible into OddWorld Class A Common Stock should the GT Transaction not be completed. Mr. Vickers in turn agreed to reimburse Messrs. Magness for up to one-third of the aforesaid surety amount to the extent called.

     Since CPTV obtained shareholder approval of the GT Transaction, these agreements expired and neither CPTV, Mr. Vickers, nor Messrs. Magness have any remaining direct or indirect interest in OddWorld. CPTV repaid Messrs. Vickers, Magness and Magness in November 1996.

Alexandria-OddWorld Relationship
--------------------------------

     Pursuant to inter-company agreements, OddWorld contracted for services, personnel and equipment provided by Alexandria, Inc., a wholly-owned subsidiary of CPTV ("Alexandria") to perform software development services with funds provided by CPTV. OddWorld paid Alexandria these costs (including overhead and a profit margin) on a fixed contract basis. In addition, OddWorld paid Alexandria for the use of certain software development tools which had been developed and were owned by Alexandria.

Prior to the completion of the GT Transaction, OddWorld also subleased space from Alexandria at Alexandria's offices in San Luis Obispo. Alexandria leased equipment to OddWorld. As a result of the completion of the GT Transaction, OddWorld is now paying 100% of the office lease rental; Alexandria conveyed substantially all of its equipment to OddWorld and there are no longer any relationships between Alexandria and OddWorld.

Business Opportunities
----------------------

     Management of the Company, including Mr. Vickers, may make other personal investments in businesses which operate in the entertainment or cable industries, and these investments may require management participation and otherwise conflict with his activities on behalf of CPTV and its subsidiaries. The Company has required that should any investment opportunity in the cable industry or the entertainment industry (including, without limitation software product development or online digital communications) become available to any executive officer of the Company, that officer must first offer it to the Company and the offer must be reviewed by the disinterested directors. If the disinterested directors reject the offer, the executive officer may pursue it provided such activities do not conflict with his time commitments to the Company.

     Directors of the Company who are not executive officers or employees may pursue any other business opportunities of interest to them, whether or not those activities may conflict with, or compete with, the activities of the Company. Should any director offer the Company participation in any business opportunity, the offer will be evaluated on behalf of the Company by disinterested directors.

                     PROPOSAL 3 - EXTENSION OF THE TERMS OF
                           OUTSTANDING SERIES A STOCK

     In February 1997, the Company's Board of Directors approved a resolution to recommend to the Company's shareholders that certain amendments be made to its Certificate of Designations for Series A Stock, as amended (the "Certificate"), to change the terms of the Company's Series A Stock. If the amendment set forth in this proposal is approved by the shareholders, the Company will incorporate such into Amendment Number 3 to the Certificate to be filed with the Colorado
Secretary of State. The amendment provides that the holders of the Series A Stock will surrender their pre- conversion right to participate in dividends on a share-for-share basis with the common stock in exchange for the extension of the conversion right of the outstanding Series A Stock.

Description of Amendment
------------------------

     There are 1,000,000 shares of Series A Stock authorized and outstanding, all of which are held by Gary R. Vickers, Gary D. Magness, and Kim Magness. The Series A Stock is convertible into shares of the Company's Common Stock for the payment of $5.40 per share. This payment may be made either in cash or by surrendering CPTV common stock with a fair market value of $5.40 per share. The Series A Stock gives the holders thereof the right to vote at all meetings of shareholders on a share-for-share basis with the Common Stock. It also gives the holders of the Series A Stock the right to share in any dividends on a share-for-share basis with the Common. Finally, in the event of liquidation, the holders of the Series A Stock have a right to receive only their liquidation preference. The conversion rights expire on November 15, 1997 . The holders of the Series A Stock have agreed to give up their dividend rights in exchange for an extension of the conversion rights until November 30, 2001. On November 30, 2001, the Series A Stock will expire unless previously converted, and the preferences will cease.

     The text of the proposed amendment to the Series A Stock is attached as Exhibit "C".

     The Board of Directors of the Company believes it is in the best interest of the Company and its shareholders to extend the expiration of the conversion rights of the Series A Stock to November 30, 2001, and has adopted a resolution to this effect. Currently, if a majority of the shareholders or the Board approved a dividend payable on the common stock, the Series A Stock would participate fully in the dividend, resulting in significant dilution to the holders of CPTV common stock. If the proposed amendment is approved, the holders of Series A Stock could only participate in the dividend if they convert the Series A Stock to common stock before the record date of such dividend. The extension would be for four years. The extension of the expiration of the conversion date of the Series A Stock would allow holders of such stock additional time to exercise their conversion rights and provide the Company with additional capital upon conversion of the Series A Stock. The extension of the expiration of the conversion date of the Series A Stock would benefit the Series A Stock shareholders in giving them additional time to convert their shares and benefit the Company with respect to additional capital raised from the conversion of the shares. The adoption of the proposed amendment would benefit the Company by providing a mechanism for further financing should it become necessary. The adoption of the proposed amendment would benefit the shareholders of the Company because the holders of Series A Stock would no longer have the right to participate in dividends with the common shareholders unless they converted the Series A Stock into Common Stock, with a payment to the Company of $5.40 per share. Currently the holders of the Series A Stock, because of their significant voting control, might be able to cause the Board of Directors to declare a dividend which would be payable on the Series A Stock as well as the common stock, even though the Series A Stock had not previously converted. The proposed amendment will eliminate this right.

     The extension of the expiration of the conversion date of the Series A Stock would result in dilution of book value for shareholders of the Company, in the event the book value per share of the Company's Common Stock exceeds the then adjusted conversion price of the Series A Stock and the Series A Stock is adjusted appropriately for certain changes in the Company's outstanding Common Stock such as stock splits, stock dividends and similar changes. There have been no adjustments to date.

Votes Required and Recommended
------------------------------

     Approval of the proposal for the Company to amend the Certificate to effect an extension of the terms of the outstanding Series A Stock requires the affirmative vote of majority of the outstanding shares of the Company's Common Stock. Because of special circumstances, including the ownership by two members of the Board of a significant amount of the Series A Stock, the Board of Directors of the Company makes no recommendation with respect to the proposal of the Company to amend the Certificate to effect an extension of the terms of the outstanding Series A Stock. The enclosed proxy will be voted in accordance with any specification on the proxy to vote "FOR," "AGAINST", or to "ABSTAIN." Any proxy without a specification marked on the proxy will abstain from voting on the Proposal. Neither Mr. Vickers (holder of shares and proxies to vote shares representing almost 50% of the total number outstanding) nor any of the other directors has determined how he intends to cast his votes as shareholders with respect to Proposal 3.

                              INDEPENDENT AUDITORS

     The independent accounting firm of Gelfond Hochstadt Pangburn & Company was selected by the Board of Directors with respect to audit of the consolidated financial statements of the company for the fiscal year ended August 31, 1996, as well as many prior fiscal years. A representative of the firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if desired and will be available to respond to appropriate questions.

                           PROPOSALS FROM SHAREHOLDERS

     Proposals from shareholders intended to be present at the next Annual Meeting of shareholders should be addressed to the Company at Creative Programming and Technology Ventures, Inc., Attention: Corporate Secretary, 7900 East Union Avenue, Suite 1100, Denver, Colorado 80237 and must be received by the Company by December 15, 1997. Upon receipt of any such proposal, the Company shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposals be forwarded by Certified Mail-Return Receipt Requested.

ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORT ON FORM 10-QSB

     The Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and its Quarterly Report on Form 10-QSB for the period ended November 30, 1996, accompany this proxy statement and together constitute the Company's annual report to shareholders.

                               DISSENTER'S RIGHTS

     The Shareholders of the Company have no appraisal, dissenter's or similar rights under Colorado law with respect to any of the proposals contained herein.

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                By Order of the Board of Directors:

                                            CREATIVE PROGRAMMING AND
                                            TECHNOLOGY VENTURES, INC.


                                            Gary R. Vickers, President

                                   EXHIBIT "A"

                     PLAN OF DISSOLUTION AND LIQUIDATION OF
               CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC.

     This Plan of Dissolution and Liquidation (the "Plan) is intended to affect the complete, voluntary dissolution and liquidation of Creative Programming and Technology Ventures, Inc., a Colorado corporation (the "Company"), in accordance with the Colorado Business Corporation Act of the State of Colorado in substantially the following manner:

     1. This Plan shall be effective on the date (the "Effective Date") on which the Articles of Dissolution of the Company are filed in the office of the Colorado Secretary of State following approval of this Plan by the shareholders of the Company. If the Articles of Dissolution have not been filed by August 31, 1997, this Plan shall be deemed to have been abandoned and of no further effect.

     2. After the Effective Date, the Company and its proper officers shall proceed to complete the following actions as promptly as they deem advisable:

          (a) The Company shall sell, exchange, lease or otherwise dispose of any assets, other than cash, of the Company to any person or persons to the extent that such transaction can be accomplished for consideration and upon terms and conditions deemed by the Board of Directors to be in the best interests of the Company and its shareholders. The Company shall collect or make provision for the collection of accounts receivable, debts and claims owing it.

          (b) Subject to the payment of or the making of other provision for the debts, expenses, taxes and other liabilities of the Company, including contingent liabilities, all of the assets of the Company shall be distributed pro rata to its shareholders in one or a series of distributions, at any time or from time to time, in cash or in kind, and in any manner that the Board of Directors, in its discretion, may determine.

          (c) The Company shall (i) pay and discharge or make adequate provision for the payment and discharge of all debts, expenses, taxes and liabilities of the Company, (ii) withdraw from all jurisdictions in which the Company is qualified to do business, (iii) wind up its business and affairs, and (iv) complete the formal dissolution of the Company under the Colorado Business Corporation Act.

     3. Implementation of this Plan shall be under the direction of the Board of Directors of the Company, which shall have full authority to carry out the provisions of this Plan or such other actions it deems appropriate without further shareholder action.

     4. Notwithstanding authorization of consent to this Plan by the Company's shareholders, the Board of Directors may elect not to file Articles of Dissolution or, if Articles of Dissolution have been filed, they may elect to revoke the dissolution of the Company in accordance with ss.7-114-104 of the Colorado Business Corporation Act without further stockholder action if said Board deems such action to be in the best interests of the Company.

     5. It is indented that the implementation of this Plan be completed within three years after the Effective Date.

                                  EXHIBIT "B-1"
                              Text of the Amendment
                       for a classified board of directors

     The Articles shall be amended by replacing in its entirety the current text of Article VII so that there appears the following text:

                                   ARTICLE VII
                               BOARD OF DIRECTORS

     The number of directors shall be fixed in accordance with the Bylaws.

     The directors of the Company shall be divided into three classes, each class to consist as nearly as may be, of one-third of the number of directors then constituting the whole Board of Directors. The directors of the first class shall be elected for a term to expire at the first annual meeting of shareholders after their election, the directors of the second class shall be elected for a term to expire at the second annual meeting of shareholders after their election and the directors of the third class shall be elected for a term to be expired at the third annual meeting of shareholders after their election. At each annual meeting of shareholders at which the terms of a class of directors expires, their successors shall be elected to hold office until the third succeeding annual meeting of shareholders. In the case of any increase of the directors, the additional directors shall be distributed among several classes as nearly equally as possible. Any vacancies occurring in the board of directors, including a vacancy created by an increase in the number of authorized directors, may be filled for a remainder of the full term of office for a director of that class, by the affirmative vote of the directors at the time in office.

                                  EXHIBIT "B-2"
                 Purposes and Effects of the Proposed Amendment

     The amendment is designed to make it more time consuming to change majority control of the board without its consent, and thus to reduce the vulnerability of the Company to an unsolicited takeover proposal that does not contemplate the acquisition of all the corporation's outstanding shares, or to an unsolicited proposal for the restructuring or sale of all or part of the corporation. The board believes that the amendment will serve to encourage any person intending to attempt such a takeover to negotiate with the board, and that the board will therefore be able to protect the interests of its stockholders.

     Persons routinely accumulate substantial stock positions in public companies as a prelude to proposing a take over or a restructuring or sale of all or any part of the corporation or any similar extraordinary corporate actions. Such actions are often undertaken without advance notice to or consultation with the corporation's board of directors or management. In many cases, the purchaser seeks representation on the corporation's board in order to increase the likelihood that any proposal be implemented by the corporation. If a corporation resists its efforts to obtain board representation, the purchaser may commence a proxy contest to have itself or its nominees elected to the board in place of certain directors or the entire board. In some cases, the purchaser may not be interested in taking over the corporation, but uses the threat of a proxy fight or a bid to take over the corporation as a means of forcing the corporation to repurchase its equity position at a substantial premium over the market price.

     The Board believes that if such a purchaser acquired a significant or controlling interest in the voting stock, the purchaser's ability to remove the entire Board without its consent would severely curtail the Company's ability to negotiate effectively with the purchaser. The threat of removal would deprive the Board of the time and information necessary to evaluate any takeover proposal, to study alternative proposals, and to help insure that the best price would be obtained in any transaction involving the Company which might ultimately be undertaken. If the real purpose of the purchaser was to enable the purchaser to make or threaten the take over bid to force the corporation to repurchase the purchaser's accumulated stock interest at a premium price, the Company would face the risk that if it did not do so its business and management be disrupted, perhaps irreparably. Conversely, such a purchase would divert valuable Company resources to the benefit of a single stockholder.

     Takeovers or changes in the board of directors of a company which are proposed and effected without prior consultation and negotiation with the company are not necessarily detrimental to that Company and the stockholders. However, the Board feels that the benefit of seeking to protect the Company's ability to negotiate with the proponents of an unfriendly or unsolicited proposal to effect a partial takeover of, or restructure, the Company through directors who have been previously elected by the stockholders as a whole and are familiar with the Company, outweigh the disadvantages of discouraging such proposals.

     The amendment will make more difficult or discourage a proxy contest or the assumption of control by the holder of a substantial block of the voting stock or the removal of the incumbent board and could thus reduce the likelihood that incumbent directors will retain their positions. The classification of the board pursuant to the amendment will result in the increase in the number of annual meetings to effect the change in a majority of the board of directors, whether or not a change in control of the corporation has occurred.

     The amendment is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Board. The amendment could also have the effect of discouraging a third party from making a partial tender offer (including an offer at a substantial premium over the then-prevailing market value of the voting stock) or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, since the amendments are designed to discourage accumulations of large blocks of the voting stock by purchasers whose objective is to have such voting stock repurchased by the Company at a premium, adoption of the amendments could tend to reduce any temporary fluctuations in the market price of the voting stock which are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price. The amendments may also discourage or make more difficult or expensive a proxy contest or merger involving the corporation or a tender offer, open market purchase program or other purchases of common stock which a majority of shareholders may deem to be in their best interest or which may give stockholders the opportunity to realize a premium over the then- prevailing market price of their stock.

     The amendment provides that the Board shall be divided into three classes of directors, each class to be as nearly equal in number of directors as possible. In the event of any change of any authorized number of directors, the number of directors in each class shall be adjusted so that thereafter each of the three classes shall be composed, as nearly as may be possible of one-third of the authorized number of directors; provided, that any change in the authorized number of directors shall not increase or shorten the term of any director, and any decrease shall become effective only as and when the term or terms of office of the class or classes affected thereby shall expire, or a vacancy or vacancies in such class or classes shall occur.

     The Bylaws currently provide that a vacancy on the Board may be filled by a majority of the directors then in office, though less than a quorum, and that the directors so chosen shall serve until the annual meeting next after his election, and until his successor is elected and qualified. If the amendment is adopted, the Articles will provide, and Bylaws will retain the position, that a vacancy on the Board which occurs, may be filled by the majority of the remaining directors. However, the Articles, as amended, will provide and the Bylaws will be amended to provide, that any new director elected to fill a vacancy on the board will serve for the remainder of the full term of the class in which the vacancy occurred rather than until the next election of directors.

                                   EXHIBIT "C"
                               Amendment No. 3 to
                           CERTIFICATE OF DESIGNATIONS
                                       FOR
               CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC.
                      SERIES A CONVERTIBLE PREFERRED STOCK
                             and Restatement Thereof


     RESOLVED, that pursuant to the authority vested in the Board of Directors of Creative Programming and Technology Ventures, Inc. (the "Corporation") by its Articles of Incorporation, as amended (hereinafter referred to as the
"Articles"), and as approved by the holders of a majority of the outstanding voting stock at a meeting of the shareholders held on April 17, 1997, the Certificate of Designation for the Corporation's Series A Convertible Preferred Stock be and hereby is amended and restated as follows. The number of shares that voted for this amendment and restatement was sufficient for approval.

     1. Designation. The distinctive designation of such series is "Series A Preferred Stock." Such shares shall have the designations, preferences, relative, participating, optional or other special rights and the qualifications, limitations and restrictions thereof that are set forth in
Article III of the Articles and in this Resolution as follows (certain terms used herein are defined in the Articles and shall be deemed to have the meanings provided therein)

     2. Number of Shares The Series A Preferred Stock shall consist of 1,000,000 shares.

     3. Term. The Series A Preferred Stock terminates, and is automatically cancelled and of no further force or effect on November 30, 2001.

     4. Dividends. The Series A Preferred Stock is not entitled to receive any dividends declared or paid by the Corporation.

     5. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock shall be entitled, after provision for the payment of the Corporation's debts and other liabilities, to $.01 per share of Series A Preferred Stock. Such payment to the holders of Series A Preferred Stock shall be made before any distribution is made to any holder of any class of common stock or any other stock of the Corporation ranking as to liquidation junior to the Series A Preferred Stock. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, within the meaning of this section 5.

     6. Voting Rights. The Series A Preferred Stock is entitled to vote on a share-for- share basis with the Common Stock.

     7. Conversion of the Series A Preferred Stock.

          (a) At the option of the record holder thereof on the stock books of the Corporation, the shares of the Series A Preferred Stock shall, subject to the provisions of subsection (d) of this section 7, be convertible into shares of Common Stock upon the following terms and conditions:

               (i) Subject to adjustment as provided below, the shares of the Series A Preferred Stock shall be convertible at the office of any Transfer Agent for the Series A Preferred Stock (or such other place as may be designated by the Corporation) into fully paid and nonassessable shares of Common Stock at a conversion price equal to $5.40 per share of common stock to be received (such price is herein referred to as the "Conversion Price"). The converting stockholder may pay the Conversion Price either in cash or by surrendering shares of the Company's Common Stock, which Common Stock will be valued based on the market price for the Common Stock on NASDAQ-SmallCap market or such other over-the-counter market or stock exchange on which the Company's Common Stock may be trading at the time. The valuation will be determined by the Board of Directors based on the public market for the Common Stock.

               (ii) In order to convert shares of the Series A Preferred Stock into Common Stock, the holder thereof shall surrender the certificate or certificates for the Series A Preferred Stock, and if required by the Corporation, duly endorsed to the Corporation or in blank, at the office of any Transfer Agent for the Series A Preferred Stock (or such other place as may be designated by the Corporation). The holder of such shares shall given written notice to the Corporation at said office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued and make payment therefor to the Corporation in immediately available funds. The Corporation will confirm whether an exemption from registration for the issuance of said shares exists under applicable federal and state law and, if so, the Corporation will, as soon as practicable thereafter, deliver at said office to such holder of shares of the Series A Preferred Stock or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Shares of the Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such certificate or certificates for conversion as provided above. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date. If no exemption for registration exists for the issuance of the Common Stock, the Corporation shall return the certificates representing the Preferred Stock and the Conversion Price to the holder.

          (b) The Conversion Price shall be subject to adjustments to the extent below provided:

               (i) If the Corporation (A) pays a dividend of Common Stock, or of any capital stock convertible into Common Stock, on its outstanding Common Stock, (B) subdivides its outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or (C) combines its outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, then the Conversion Price in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (and, in the case of a dividend payable in capital stock convertible into Common Stock, the number of shares of such capital stock) which he would have owned or been entitled to receive after the happening of any of the events described above had such Series A Preferred Stock been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events described above shall occur. An adjustment made pursuant to this paragraph (i) shall in the case of a dividend be made as of the record date therefor, and in the case of a subdivision or combination be made as of the effective date thereof.

               (ii) In the event of any reorganization or reclassification of the Common Stock of the Corporation (except as provided in paragraph (i) above or subsection (c) below), any holder of the Series A Preferred Stock, upon conversion thereof, shall be entitled to receive, in lieu of the Common Stock to which he would have become entitled upon conversion immediately prior to such reorganization or reclassification, the shares or other securities or property that he would have been entitled to receive upon such reorganization or reclassification if his shares of the Series A Preferred Stock had been converted immediately prior thereto. In such case, appropriate provision (as determined by the Board of Directors of the Corporation) shall be made for the application of this section 7 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock.

               (iii)  If the  Conversion  Price  is  adjusted  pursuant  to this section 7, the Corporation shall prepare a written statement signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Corporation, setting forth the adjusted Conversion Price determined as provided in this section 7. The written statement shall state in reasonable detail the facts requiring such adjustment. Such statement shall be filed among the permanent records of the Corporation and a copy thereof shall be furnished to the Transfer Agent for the Series A Preferred Stock and to any holder of the Series A Preferred Stock requesting the same. The written statement shall be open to inspection by the holders of the Series A Preferred Stock.

          (c) If the Corporation:  (i) enters into any  consolidation or merger;
(ii) sells or conveys its property as an entirety or substantially as an entirety; or (iii) in connection with such consolidation, merger, sale or conveyance, stock or other securities are issued or delivered in exchange for the Series A Preferred Stock and Common Stock; then proper provision shall be made so that the stock or other securities received by the holders of the Series A Preferred Stock shall be convertible into the stock or other securities received by the holders of Common Stock in the ratio, on the terms and in the manner provided in this section 7, but subject to the provisions of subsection
(d) below.

          (d) No fractional shares of Common Stock shall be issued upon any conversion of the Series A Preferred Stock. There shall be paid in cash an amount equal to the fair market value of such fractional share of Common Stock. The fair market value of such fractional share of Common Stock shall the prevailing market value of the Common Stock on any securities exchange or in the open market, as determined by the Corporation. The determination of the Corporation shall be conclusive.

          (e) The Corporation shall at all times keep reserved the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock at the time outstanding.

     IN WITNESS WHEREOF, Creative Programming and Technology Ventures, Inc. has caused this Certificate to be signed this ____ day of _________, 1997.


                                               CREATIVE PROGRAMMING AND
                                               TECHNOLOGY VENTURES, INC.

[CORPORATE SEAL]

                                                By
                                                   -----------------------------
                                                   Gary R. Vickers, President

ATTEST:


-----------------------------

--------------------, Secretary

               CREATIVE PROGRAMMING AND TECHNOLOGY VENTURES, INC.
                       7900 East Union Avenue, Suite 1100
                             Denver, Colorado 80237

PROXY          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints Gary R. Vickers, as Proxy, with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares Common Stock of Creative Programming and Technology Ventures, Inc. held of record by the undersigned on February 21, 1997, at the Special Meeting of Shareholders to be held on April 17, 1997 or at any adjournments or postponements thereof.


1.   FOR approval of the dissolution and liquidation of the Company.
                  [ ] Yes     [ ] No     [ ] Abstain

2.   ELECTION OF DIRECTORS
                   FOR all nominees listed below    WITHHOLD AUTHORITY
                   (except as marked to the         to vote for all
                   contrary below)  [ ]             nominees listed below   [ ]

     (INSTRUCTION) To withhold authority to vote for any individual nominee mark the box next to the nominee's name below.)

   [ ]  Gary R. Vickers    [ ]  Gary Magness    [ ] A. Richard Berman
                [ ]  William B. Gladstone     [ ]  Craig K. Tanner

     FOR approval of an amendment to the Company's articles of incorporation to adopt staggered terms for the members of the Board of Directors of the Company. Yes No Abstain

3. FOR approval of the extension of terms of the outstanding Series A Preferred Stock.
                          [ ]  Yes     [ ]  No      [ ]Abstain


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                     (over)

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election as directors of all nominees and will abstain from voting on all other matters.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



PLEASE MARK, SIGN, DATE AND RETURN THE
PROXY CARD PROMPTLY IN THE ENCLOSED
ENVELOPE



                                         --------------------------------------
                                         Signature

                                         --------------------------------------
                                         Signature if held jointly


                                         Dated                             ,1997
                                               --------------------------